UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 21, 2004



Commission          Registrant; State of Incorporation;       I.R.S. Employer
File Number           Address; and Telephone Number          Identification No.
-----------           -----------------------------          ------------------

333-21011            FIRSTENERGY CORP.                           34-1843785
                     (An Ohio Corporation)
                     76 South Main Street
                     Akron, OH  44308
                     Telephone (800)736-3402































Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02(b) and (d) Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

           On September 21, 2004, FirstEnergy Corp. announced that Wes M. Taylor has been elected to its Board of Directors, effective September 21, 2004, and John M. Pietruski is retiring from the Board, effective October 1, 2004. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference.

           Mr. Taylor, 61, retired in April 2004 as president of TXU Generation (a position held since 1991) and previously served as president of Dallas Power & Light from 1987 to 1991. He has been involved in a number of industry organizations and served as chairman of the National Coal Council (2001-2004), the National Nuclear Accrediting Board (1996-2003), and the Electric Power Research Institute's Nuclear Power Council (1993-1995).

           Mr. Taylor will serve on the Board's Nuclear Committee. There are no arrangements or understandings between Mr. Taylor and any other person pursuant to which Mr. Taylor was selected as a director. There are no related party transactions between Mr. Taylor and FirstEnergy or any of its subsidiaries.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------

   99.1         Press release issued by FirstEnergy Corp., dated
                September 21, 2004









Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations (including revocation of necessary licenses or operating permits), availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2003, and its Form 10-Q for the quarter ended June 30, 2004, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

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                                    SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



September 21, 2004



                                             FIRSTENERGY CORP.
                                                Registrant






                                           /s/  Harvey L. Wagner
                                 ----------------------------------------------
                                                Harvey L. Wagner
                                         Vice President, Controller and
                                            Chief Accounting Officer



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